Exhibit 16.1

February 22, 2019

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	One World Pharma, Inc.

File No. 333-200529

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated February 22, 2019 of One World Pharma, Inc. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

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